exhibit n

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Nuveen High Income 2023 Target Term Fund:

We consent to the use of our report dated October 25, 2018 with respect to the financial statements and financial highlights of Nuveen High Income 2023 Target Term Fund and to the references to our firm under the headings “Legal Opinions and Experts” in the Prospectus and “Experts” in the Statement of Additional Information, which are incorporated by reference in the post-effective amendment filed on Form N-2.

/s/ KPMG LLP

Chicago, Illinois December 20, 2018